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                             THE CHUBB CORPORATION

                     LONG-TERM STOCK INCENTIVE PLAN (1996)

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                                  (CHUBB LOGO)

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 As Approved By Shareholders on April 23, 1996 and As Amended on June 14, 1996
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                             THE CHUBB CORPORATION

                     LONG-TERM STOCK INCENTIVE PLAN (1996)

SECTION 1.  Purpose

     The purposes of The Chubb Corporation Long-Term Stock Incentive Plan (1996) (the "Plan") are to promote the interests of The Chubb Corporation and its shareholders by (i) attracting and retaining executive personnel and other key employees of outstanding ability; (ii) motivating executive personnel and other key employees, by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of The Chubb Corporation.

SECTION 2.  Definitions.

     "Affiliate" shall mean any corporation or other entity which is not a Subsidiary but as to which the Corporation possesses a direct or indirect ownership interest and has representation on the board of directors or any similar governing body.

     "Award" shall mean a grant or award under Sections 6 through 9, inclusive, of the Plan, as evidenced in a written document delivered to a Participant as provided in Section 10(b).

     "Board of Directors" shall mean the Board of Directors of the Corporation.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean the Organization & Compensation Committee of the Board of Directors.

     "Common Stock" or "Stock" shall mean the Common Stock, $1.00 par value, of the Corporation.

     "Corporation" shall mean The Chubb Corporation.

     "Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

     "Employee" shall mean any key employee of the Employer.

     "Employer" shall mean the Corporation and any Subsidiary or Affiliate.

     "Fair Market Value" shall mean the average of the highest and lowest sales prices reported for consolidated trading of issues listed on the New York Stock Exchange on the date in question, or, if the Stock shall not have been traded on such date, the average of such highest and lowest sales prices on the first day prior thereto on which the Stock was so traded.

     "Fiscal Year" shall mean the fiscal year of the Corporation.

     "Incentive Stock Option" shall mean a stock option granted under Section 6 which is intended to meet the requirements of Section 422 of the Code.

     "Nonstatutory Stock Option" shall mean a stock option granted under Section 6 which is not intended to be an Incentive Stock Option.

     "Option" shall mean an Incentive Stock Option or a Nonstatutory Stock Option and shall include a Restoration Option.

     "Participant" shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

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     "Payment Value" shall mean the dollar amount assigned to a Performance
Share which shall be equal to the Fair Market Value of the Common Stock on the day of the Committee's determination under Section 8(c)(1) with respect to the applicable Performance Cycle.

     "Performance Cycle" or "Cycle" shall mean the period of years selected by the Committee during which the performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

     "Performance Goals" shall mean the objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares which have been contingently awarded for such Cycle are earned.

     "Performance Share" shall mean an award granted pursuant to Section 8 of the Plan expressed as a share of Common Stock.

     "Prior Plans" shall mean The Chubb Corporation Long-Term Stock Incentive Plan (1992), Long-Term Stock Incentive Plan (1989) and the Stock Option Plan
(1984).

     "Restoration Option" shall mean a stock option granted pursuant to Section 6(d).

     "Restricted Period" shall mean the period of years selected by the Committee during which a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Corporation.

     "Restricted Stock" shall mean shares of Common Stock contingently granted to a Participant under Section 9 of the Plan.

     "Restricted Stock Unit" shall mean a fixed or variable dollar denominated unit contingently awarded under Section 9 of the Plan.

     "Stock Appreciation Right" shall mean a right granted under Section 7.

     "Subsidiary" shall mean any business entity in which the Corporation possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.

SECTION 3.  Administration

     The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee may delegate to one or more executive officers of the Corporation the power to make Awards to Participants who are not executive officers or directors of the Corporation provided the Committee shall fix the maximum amount of such Awards for the group and a maximum for any one Participant. The Committee's decisions shall be binding upon all persons, including the Corporation, stockholders, an Employer, Employees, Participants and Designated Beneficiaries.

SECTION 4.  Eligibility

     All Employees who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Corporation are eligible to be Participants in the Plan.

SECTION 5.  Maximum Amount Available for Awards

     (a) The maximum number of shares of Stock in respect of which Awards may be made under the Plan shall be 8,730,000 shares of Common Stock plus up to an additional 5,270,000 shares of Common Stock to the extent shares of Common Stock are reacquired by the Corporation, including shares purchased in the open market, after April 23, 1996. Not more than 3,500,000 shares may be awarded as Restricted Stock, Restricted Stock Units or Performance Shares and not more than 8,730,000 shares may be awarded as incentive stock options. Subject to the foregoing, Shares of Common Stock may be made available from the authorized but unissued shares of the Corporation or from shares reacquired by the Corporation, including shares purchased in the open market. In the event that (i) an Option or Stock Appreciation Right under the Plan or the Prior Plans is settled for cash or expires or is terminated unexercised as to any shares of Common Stock covered

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thereby, or (ii) any Award under the Plan or the Prior Plans in respect of shares is cancelled or forfeited for any reason without the delivery of shares of Common Stock, such shares shall thereafter be again available for award pursuant to the Plan. In the event that any Option or other Award granted is exercised through the delivery of shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares so surrendered.

     (b) No Employee may be granted under the Plan in any calendar year Options or Stock Appreciation Rights on more than 300,000 shares of Common Stock and no Employee may be granted in any calendar year more than 80,000 Performance Shares or 80,000 shares of Restricted Stock or Restricted Stock Units.

     (c) In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan, (2) the number and kind of shares subject to outstanding Options and other Awards, and (3) the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a Participant or a person who has an outstanding Option or other Award provided, however, that the number of shares subject to any Option or other Award shall always be a whole number.

SECTION 6.  Stock Options

     (a) Grants. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option including but not limited to, whether, and to what extent and under what circumstances amounts payable upon exercise of an Option shall be deferred at the election of the holder of such Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonstatutory Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any implementing regulations.

     (b) Option Price. The Committee shall establish the option price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

     (c) Exercise. (1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     (2) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Corporation. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned for at least six months by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Corporation, valued as of the date of such tender, is at least equal to such option price.

     (d) Restoration Options. In the event that any Participant delivers shares of Common Stock in payment of the exercise price of any Option granted hereunder in accordance with Section 6(c)(2), the Committee shall have the authority to grant or provide for the automatic grant of a Restoration Option to such

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Participant. The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Committee in its sole discretion shall establish from time to time. A Restoration Option shall entitle the holder thereof to purchase a number of shares of Common Stock equal to the number of such shares so delivered upon exercise of the original Option and, in the discretion of the Committee, the number of shares, if any, tendered to the Corporation to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Restoration Option shall have a per share exercise price of not less than 100% of the per share Fair Market Value of the Common Stock on the date of grant of such Restoration Option, a term not longer than the remaining term of the original Option at the time of exercise thereof, and such other terms and conditions as the Committee in its sole discretion shall determine.

SECTION 7.  Stock Appreciation Rights

     (a) The Committee may, with sole and complete authority, grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem with or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after grant, shall not be exercisable after the expiration of ten years from the date of grant and shall have an exercise price of not less than 100% of the Fair Market Value of the Common Stock on the date of grant.

     (b) A Stock Appreciation Right shall entitle the Participant to receive from the Corporation an amount equal to the excess of the Fair Market Value of a share of Common Stock on the exercise of the Stock Appreciation Right over the grant price thereof, provided that the Committee may for administrative convenience determine that, for any Stock Appreciation Right which is not related to an Incentive Stock Option which Stock Appreciation Right can only be exercised during limited periods of time in order to satisfy the conditions of certain rules of the Securities and Exchange Commission, the exercise of any such Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Stock is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted. The Committee shall determine upon the exercise of a Stock Appreciation Right whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock.

SECTION 8.  Performance Shares

     (a) The Committee shall have sole and complete authority to determine the Employees who shall receive Performance Shares and the number of such shares for each Performance Cycle, and to determine the duration of each Performance Cycle and the value of each Performance Share. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other.

     (b) The Committee shall establish Performance Goals for each Cycle based on any one or more of the following: the operating earnings, net earnings, return on equity, income, market share, shareholder return, combined ratio, level of expenses or growth in revenue. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine, provided, however, that no such adjustment shall be applicable to the extent such adjustment would result in a disallowance of a tax deduction pursuant to Section 162(m) of the Code.

     (c)(1) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established Performance Goals.

     (2) Payment Values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable after the expiration of

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the Performance Cycle and the Committee's determination under paragraph (1), above. The Committee shall determine whether Payment Values are to be distributed in the form of cash and/or shares of Common Stock.

SECTION 9.  Restricted Stock and Restricted Stock Units

     (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom shares of Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, the duration of the Restricted Period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Corporation, and the other terms and conditions of such Awards. The Restricted Period shall consist of at least one year (which may be shortened or waived by the Committee at any time in its discretion) with respect to one or more Participants or Awards outstanding. In its discretion, the Committee may establish performance conditions with respect to awards of Restricted Stock and Restricted Stock Units based on one or more of the same items listed in Section 8(b) in respect of Performance Shares during a performance period selected by the Committee.

     (b) Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Corporation. At the expiration of the Restricted Period, the Corporation shall deliver such certificates to the Participant or the Participant's legal representative. Payment for Restricted Stock Units shall be made to the Corporation in cash and/or shares of Common Stock, as determined at the sole discretion of the Committee.

SECTION 10.  General Provisions

     (a) Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of payments of Awards in the form of Common Stock, at the Committee's discretion the Participant may be required to pay to the Employer the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.

     (b) Awards. Each Award hereunder shall be evidenced in writing, delivered to the Participant and shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of the Participant and the effect thereon, if any, of a change in control of the Corporation.

     (c) Non-transferability. (i) Except as provided in (ii) below, no Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution.

     (ii) Notwithstanding subparagraph (i) above, the Committee may determine that an Award may be transferred pursuant to a qualified domestic relations order, as determined by the Committee or its designee or that an Option may be transferred by an Employee to one or more members of the Employee's immediate family, to a partnership of which the only partners are members of the Employee's immediate family, or to a trust established by the Employee for the benefit of one or more members of the Employee's immediate family. For this purpose immediate family means the Employee's spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. A transferee described in this subparagraph may not further transfer an Option. An Option transferred pursuant to this subparagraph shall remain subject to all of the applicable provisions of the Plan and the written option agreement.

     (d) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. Further, the Employer expressly reserves the right at any time to dismiss a Participant free
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any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

     (e) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

     (f) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of New York.

     (g) Effective Date. Subject to the approval of the stockholders of the Corporation, the Plan shall be effective on April 23, 1996. No Options or Awards may be granted under the Plan after December 31, 2001; provided, however, that the authority for grant of Restoration Options hereunder in accordance with
Section 6(d) shall continue, subject to the provisions of Section 5, as long as any Option granted hereunder remains outstanding.

     (h) Amendment of Plan. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief under Section 16(b) of the Securities Exchange Act of 1934 with which the Committee has determined it is necessary or desirable to have the Corporation comply. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations.

     (i) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, (i) to change the date or dates as of which (A) an Option or Stock Appreciation Right becomes exercisable; (B) a Performance Share is deemed earned; (C) Restricted Stock becomes nonforfeitable; or (ii) to cancel and reissue an Award under such different terms and conditions as it determines appropriate, except that an outstanding stock option shall not be amended to reduce its original exercise price other than in connection with a transaction described in Section 5(c).

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